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                                                                  EXHIBIT 5.1
                                                                  -----------

                                HALE AND DORR
                              COUNSELLORS AT LAW

                60 STATE STREET, BOSTON, MASSACHUSETTS  02109
                       617-526-6000 * FAX 617-526-5000







                                            May 4, 1995



         The Pioneer Group, Inc.
         60 State Street
         Boston, Massachusetts  02109

              Re:  1995 Restricted Stock Plan
                   --------------------------

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 600,000 shares of Common Stock, $.10 par value per share (the "Shares"), of The Pioneer Group, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Restricted Stock Plan (the "Plan").

              We have examined the Restated Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and such Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


WASHINGTON, DC                      BOSTON, MA                  MANCHESTER, NH
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      HALE AND DORR IS A PARTNERHSIP INCLUDING PROFESSIONAL CORPORATIONS
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         The Pioneer Group, Inc.
         May 4, 1995
         Page 2




              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                            Very truly yours,


                                            /s/ Hale and Dorr
                                            ________________________
                                            HALE AND DORR